EXHIBIT 99.1

News Release

May 15, 2013

Ashland Inc. board raises annual dividend by more than 50 percent and announces new $600 million common share repurchase program
Buyback expected to include accelerated share repurchase of $150 million

COVINGTON, Ky. – The board of directors of Ashland Inc. (NYSE: ASH) today announced a more than 50 percent increase in the company’s quarterly dividend and authorized a new common stock repurchase program of $600 million, nearly double the amount remaining under the prior buyback authorization announced in 2011. Both decisions reflect the company’s continued commitment to create value for shareholders.

Ashland’s board raised the quarterly cash dividend to 34 cents per share, a 51.1 percent increase from the previous quarterly dividend and equivalent to an annual dividend of $1.36 per share. The dividend is payable June 15, 2013, to shareholders of record at the close of business on May 31, 2013. As of March 31, 2013, there were 79,023,385 shares of Ashland common stock outstanding.

In addition, the board of directors authorized a $600 million common stock repurchase program, effective immediately. This new authorization replaces Ashland’s previous buyback program, which had approximately $330 million remaining. Under the new program, the company’s common shares may be repurchased in open market transactions, privately negotiated transactions or pursuant to one or more accelerated stock repurchase programs or Rule 10b5-1 plans. Approximately $150 million of common shares are expected to be acquired through an accelerated stock repurchase program to be initiated on or before May 31, 2013. The exact amount and timing of any purchases will depend on a number of factors, including trading price, trading volume and general market conditions. The new repurchase program will expire on December 31, 2014.

“This dividend increase and new stock repurchase program reflect the board’s continued confidence in Ashland’s strategic direction, as well our ability to generate cash while retaining the financial flexibility to support our current growth plans,” said James J. O’Brien, Ashland chairman and chief executive officer. “Over the years, we have taken a disciplined approach to managing cash. We have used it to make strategic acquisitions, to invest in organic growth, and to return capital to our shareholders through dividends and share repurchases. Our strategic focus hasn’t changed. We will continue to look for ways to unlock value and generate significant returns for Ashland shareholders.”

In more than 100 countries, the people of Ashland Inc. (NYSE: ASH) provide the specialty chemicals, technologies and insights to help customers create new and improved products for today and sustainable solutions for tomorrow. Our chemistry is at work every day in a wide variety of markets and applications, including architectural coatings, automotive, construction, energy, food and beverage, personal care, pharmaceutical, tissue and towel, and water treatment. Visit ashland.com to see the innovations we offer through our four commercial units – Ashland Specialty Ingredients, Ashland Water Technologies, Ashland Performance Materials and Ashland Consumer Markets.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negatives of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Ashland undertakes no obligation to subsequently update any forward-looking statements made in this news release or otherwise except as required by securities or other applicable law.

FOR FURTHER INFORMATION:
Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jlthompson@ashland.com